Exhibit 99.1

Sabrina Kanner Elected to

Cedar Realty Trust Board of Directors

Company Release — 6/12/2018 4:05 PM ET

PORT WASHINGTON, N.Y., June 12, 2018 /PRNewswire/ — Cedar Realty Trust, Inc. (NYSE: CDR) announced today that the Company’s Board of Directors has elected Sabrina L. Kanner as an independent director. Ms. Kanner’s election to the Board will fill the vacancy created by the retirement of Senator Paul G. Kirk, Jr. from the Board effective as of the Company’s annual meeting on May 2, 2018. The Company’s Board of Directors has determined that Ms. Kanner is independent under all applicable federal and stock exchange standards and has appointed Ms. Kanner to serve as a member of the Nominating/Corporate Governance Committee and the Compensation Committee. Ms. Kanner’s term will run until the 2019 annual meeting of stockholders of the Company and until her successor is duly elected and qualified.

Ms. Kanner is the current Executive Vice President, Design & Construction of Brookfield Properties (USA II) LLC and has responsibility for design and construction activities in Brookfield’s U.S. properties and development sites. Ms. Kanner has held various positions at Brookfield Properties and its predecessor company over the past 36 years, and has most recently grown the company’s design and construction platform to support the company’s expansion into multi-family development and headed the design and construction of major development and redevelopment projects in the U.S. Ms. Kanner also currently serves on the board of Opus Holding LLC, a privately held company that provides development, design and construction services across asset classes to clients with operations in the Midwest and Southwest. Ms. Kanner is a cum laude graduate of Union College with a B.A. in English.

“We are honored to welcome Sabrina Kanner to our Board of Directors,” commented Bruce Schanzer, President and Chief Executive Officer. “We believe Cedar will greatly benefit from her expertise in large-scale urban redevelopment projects and specialized industry knowledge. Ms. Kanner’s appointment will complement and enhance our Board’s breadth of experience and we feel truly fortunate to welcome her into our ranks.”

About Cedar Realty Trust

Cedar Realty Trust, Inc. is a fully-integrated real estate investment trust which focuses on the ownership, operation and redevelopment of grocery-anchored shopping centers in high-density urban markets from Washington, D.C. to Boston. The Company’s portfolio (excluding properties treated as “held for sale”) comprises 59 properties, with approximately 8.7 million square feet of gross leasable area.

For additional financial and descriptive information on the Company, its operations and its portfolio, please refer to the Company’s website at www.cedarrealtytrust.com.

Forward-Looking Statements

Statements made in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations regarding the appointment of Ms. Kanner as a member of the Company’s Board of Directors, Nominating/Corporate Governance Committee and the Compensation Committee. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are out of the Company’s and its management’s control and difficult to forecast, that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Some of these risks are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Contact Information:

Cedar Realty Trust, Inc.

Philip R. Mays

Executive Vice President, Chief Financial Officer and Treasurer

(516) 944-4572